170104

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Revival

(PURSUANT TO NRS 78.730 AND 81.010)

Page 1

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20170112966-15
Barbara K. Cegavske	Filing Date and Time
Secretary of State	03/15/2017 11:50 AM
State of Nevada	Entity Number
	E0136262007-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Revival for a Nevada Corporation
(For Corporations Governed by NRS 78.730 and 81.010)

1. Name of corporation:
Sports Supplement Group,Inc.

2. Registered Agent for service of process: (check only one box)

[X] Commercial Registered Agent: The corporation Trust Company of Nevada
Name

[ ] Noncommercial Registered Agent (name and address below)

[ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

701 S. Carson #200 — Carson city — NEVADA — 80701
Street Address — City — Zip Code

NEVADA
Mailing Address (if different from street address) — City — Zip Code

3. Date when revival of charter is to commence or be effective, which may be before the date of the certificate: January 06 2017
(month, day, year)

4. Indicate whether or not the revival is to be perpetual, and, if not perpetual, the time for which the revival is to continue. The corporation's existence shall be:

PERPETUAL or Perpetual
(Time for which the revival is to continue)

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Revival

(PURSUANT TO NRS 78.730 AND 81.010)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5. Names and addresses of **President, Secretary, Treasurer and Directors:** (additional pages may be attached as necessary)

Roy Capasso
Name of **President** or equivalent

Address	City	State	Zip Code
228 Hamilton av.	Palo Alto	CA	94301

Vito M. Visconti
Name of **Secretary** or equivalent

Address	City	State	Zip Code
228 Hamilton av.	Palo Alto	CA	94301

Diego Visconti
Name of **Treasurer** or equivalent

Address	City	State	Zip Code
5246 sw 8th street	Miami	FL	33144

Name of **Director**

Address City State Zip Code

Name of **Director**

Address City State Zip Code

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Revival

(PURSUANT TO NRS 78.730 AND 81.010)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

6. The undersigned declare that the corporation desires to revive its corporate charter and is, or has been, organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of Chapters 78 and/or 81.

7. Check one:

☐ The undersigned declare that they have obtained written consent of the stockholders of the corporation holding at least a majority of the voting power and that this consent was secured; furthermore, that they are the person(s) designated or appointed by the stockholders of the corporation to revive the corporation.

☒ The undersigned declare that they are the person(s) who have been designated by a majority of the directors in office to sign this certificate and that no stock has been issued. Membership approval not required under NRS 81.010(2).

I declare under the penalty of perjury that the revival has been authorized by a court of competent jurisdiction or by the duly elected board of directors of the entity or if the entity has no board of directors, its equivalent of such board.

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

X [signature] COO

Signature Title

X

Signature Title

A REGISTERED AGENT ACCEPTANCE *MUST* ACCOMPANY THIS CERTIFICATE

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.